Exhibit 99.1

FOR IMMEDIATE RELEASE:

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Antonella Franzen
	609-720-4261	609-720-4665

Joe Longo
609-720-4545

TYCO INTERNATIONAL REPORTS THIRD QUARTER 2012 EARNINGS
FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $1.01 PER SHARE AND GAAP EARNINGS OF $0.54 PER SHARE

•                  Company reports third quarter revenue of $4.5 billion, with 4% revenue growth and 5% organic growth

•                  GAAP operating income of $367 million includes $256 million of charges related to special items

•                  Operating income before special items grows 20% and operating margin improves 190 basis points to 14.0%

•                  Diluted EPS from continuing operations before special items increases 19%

•                  Proposed separation of Tyco remains on track for completion at the end of September

(Income and EPS amounts are attributable to Tyco common shareholders)

($ millions, except per-share amounts)

	Q3 2012	Q3 2011	% Change

Revenue	$4,460	$4,292	4%
Income from Continuing Operations	$252	$363	(31)%
Diluted EPS from Continuing Operations	$0.54	$0.76	(29)%
Special Items	$(0.47)	$(0.09)
Income from Continuing Ops Before Special Items	$475	$401	18%
Diluted EPS from Continuing Ops Before Special Items	$1.01	$0.85	19%

SCHAFFHAUSEN, Switzerland — July 31, 2012 — Tyco International Ltd. (NYSE: TYC) today reported $0.54 in diluted earnings per share (EPS) from continuing operations for the fiscal third quarter of 2012 and diluted EPS from continuing operations before special items of $1.01 per share. Revenue in the quarter increased 4% versus the prior year to $4.5 billion and included a 4% decline reflecting the impact of foreign currency. Organic revenue grew 5% in the quarter.

Income from continuing operations in the third quarter was negatively impacted by special items totaling $256 million pre tax or $0.47 per share primarily related to a change in valuation methodology associated with asbestos liabilities; along with separation costs, restructuring activities and a legacy legal settlement. See schedule on page 15 for details.

Tyco Chairman and Chief Executive Officer Ed Breen said, “Our third quarter results reflect good top-line growth and strong operating performance across our businesses which helped us deliver a 19% increase in earnings per share. We continue to focus on growth, cost management and productivity initiatives aimed at expanding our operating margins and we are making the critical investments necessary to position our businesses for the future.”

“During the third quarter, we continued to make progress toward the separation of Tyco into three independent companies. We substantially completed the refinancing of our debt, received anti-trust clearances in our major markets and set the date for the shareholder meeting to approve the separation. With these steps, we remain on track to complete the proposed transactions including the merger of the flow control business with Pentair at the end of September,” Breen added.

Organic revenue, free cash flow and operating income, operating margin, income and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables. Additional schedules as well as third quarter review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated. Effective in the second fiscal quarter of 2012, the company reorganized its management and reporting structure in anticipation of the spin-offs of the ADT North American Residential and Flow Control businesses. Under the new reporting structure, the former Tyco Security Solutions segment has been split between the new ADT North American Residential segment (referred to herein as “ADT”) and the new Fire & Security segment. The new ADT segment consists of residential and small business security in North America. The new Fire &

Security segment consists of i) the former Fire Protection segment and ii) the North American commercial security business, all of the security businesses outside North America, and the security products business, all of which were part of the former Tyco Security Solutions segment. The Flow Control segment continues as previously constituted. Additionally, the company classified its Fire Equipment de Mexico, S.A. business as a discontinued operation in connection with Tyco’s sale of the business, which was completed during the second quarter of 2012. The revenue and operating income results shown below have been adjusted to reflect these changes. All dollar amounts are pre-tax and stated in millions. All comparisons are to the fiscal third quarter of 2011 unless otherwise indicated.

Fire & Security

	Q3 2012	Q3 2011	% Change

Revenue	$2,664	$2,582	3%
Operating Income	$309	$280	10%
Operating Margin	11.6%	10.8%
Special Items	$47	$37
Operating Income Before Special Items	$356	$317	12%
Operating Margin Before Special Items	13.4%	12.3%

Revenue of $2.7 billion increased 3% in the quarter including a 4 percentage point decline due to foreign currency. Organic revenue grew 4% with 10% growth in products, 3% growth in service and modest growth in systems installation. Excluding the impact of foreign currency, orders increased 9% year-over-year and backlog increased 1.5% to $4.7 billion on a quarter sequential basis.

Operating income was $309 million and the operating margin was 11.6%. Special items of $47 million consisted primarily of a legacy legal settlement and restructuring charges. Operating income before special items was $356 million and the operating margin was 13.4%. The 110 basis point improvement in operating margin before special items was driven by increased volume in products, continued growth of service revenue as well as the benefit of cost-containment and restructuring actions.

ADT

	Q3 2012	Q3 2011	% Change

Revenue	$815	$782	4%
Operating Income	$203	$193	5%
Operating Margin	24.9%	24.7%
Special Items	$5	$6
Operating Income Before Special Items	$208	$199	5%
Operating Margin Before Special Items	25.5%	25.4%

Revenue of $815 million increased 4% in the quarter with organic revenue growth of 4.5%. Recurring revenue growth of 5.6% was driven by 3.6% growth in average revenue per user (ARPU) and 1.4% growth in customer accounts. The 13.5% attrition rate for the quarter increased 30 basis points sequentially primarily due to planned price escalations and higher relocations. Non-recurring revenue declined 4.3% reflecting a business model change to more ADT-owned systems, as disclosed last quarter.

Operating income was $203 million and the operating margin was 24.9%. Special items of $5 million consisted primarily of separation related costs. Operating income before special items was $208 million and the operating margin was 25.5%. The increase in operating income was driven by higher margin recurring revenue.

Flow Control

	Q3 2012	Q3 2011	% Change

Revenue	$981	$928	6%
Operating Income	$112	$103	9%
Operating Margin	11.4%	11.1%
Special Items	$18	$3
Operating Income Before Special Items	$130	$106	23%
Operating Margin Before Special Items	13.3%	11.4%

Revenue of $981 million increased 6% in the quarter including a 5.5 percentage point decline due to changes in foreign currency. Organic revenue grew 10% with 7% growth in Valves, 26% growth in Water and 4% growth in Thermal Controls. Excluding the impact of foreign currency, orders increased 5% year-over-year and backlog was in line with the prior quarter at $1.8 billion.

Operating income was $112 million and the operating margin was 11.4%. Special items of $18 million consisted primarily of restructuring and divestiture charges. Operating income before special items was $130 million. The operating margin before special items improved 190 basis points to 13.3% driven primarily by leverage from increased volume across Valves, Water and Thermal Controls.

OTHER ITEMS

•                  The company completed the quarter with $1.1 billion in cash and cash equivalents. Cash from operating activities in the quarter was $776 million and free cash flow was $341 million, which included a cash outflow of $91 million primarily related to separation and restructuring activities. Adjusted free cash flow for the quarter was $432 million.

•                  Corporate expense before special items was $71 million.

•                  The tax rate before special items was 15.7%.

•                  During the quarter, the company repurchased 3.7 million shares for $200 million.

•                  The company has substantially completed the refinancing required by the separation, including raising $2.5 billion of fixed-rate notes at ADT, entering into new revolving credit agreements for ADT and Tyco, successfully completing tender offers for $2.1 billion of public debt, and calling for an additional redemption of approximately $500 million of public debt.

•                  On July 12, 2012, Tyco announced that it will hold a Special General Meeting of Shareholders on September 14, 2012 to vote on the spin-offs of ADT and the Flow Control business.

•                  On July 11, 2012, Pentair announced clearance by the European Commission of the proposed transaction to combine Tyco’s flow control business with Pentair in a tax-free all-stock merger. The merger remains subject to Pentair shareholder approval at a special meeting to be held September 14, 2012, regulatory approvals in additional countries and other customary closing conditions.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified company that provides vital products and services to customers around the world. Tyco is a leading provider of security products and services, fire protection and detection products and services, and industrial valves and controls.  Tyco had 2011 revenue of approximately $17.4 billion and has more than 100,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s third quarter results for 2012 and outlook for the fourth quarter during a conference call and webcast today beginning at 8:00 a.m. ET. Today’s conference call for investors can be accessed in the following ways:

•            At Tyco’s website: http://investors.tyco.com.

•            By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 857-9797. The telephone dial-in number for participants outside the United States is (517) 308-9262, pass code “Tyco”.

•            An audio replay of the conference call will be available at 10:00 a.m. (ET) on July 31, 2012 and ending at 11:59 p.m. (ET) on August 7, 2012. The replay dial-in number for participants in the United States is (866) 501-0089. For participants outside the United States, the replay dial-in number is (203) 369-1817, passcode 4836.

NON-GAAP MEASURES

Organic revenue, free cash flow (outflow) (FCF), and income from continuing operations, earnings per share (EPS) from continuing operations, operating income, operating margin and corporate expense, in each case “before special items,” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications). The Company’s organic growth / decline calculations incorporate an estimate of prior year reported revenue associated with any acquired entities that have been fully integrated within the first year, and exclude prior year revenues associated with entities that do not meet the criteria for discontinued operations which have been divested within the past year. The rate of organic growth or decline is calculated based on the adjusted number to better reflect the rate of growth or decline of the combined business, in the case of acquisitions, or the remaining business, in the case of dispositions. The rate of organic growth or decline for acquired businesses that are not fully integrated within the first year are based on unadjusted historical revenue. Organic revenue and the rate of organic growth or decline as presented herein may not be comparable to similarly titled measures reported by other companies.

Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s businesses, such as acquisitions and divestitures. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue.

FCF is a useful measure of the company’s cash that is free from any significant existing obligation. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

•                  net capital expenditures,

•                  dealer generated accounts and bulk accounts purchased by ADT,

•                  cash paid for purchase accounting and holdback liabilities,

•                  voluntary pension contributions, and

•                  the sale of accounts receivable programs.

Capital expenditures and dealer generated and bulk accounts purchased by ADT are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions and the impact from the sale of accounts receivable programs are added or subtracted because this activity is driven by economic financing decisions rather than operating activity. In addition, from time to time the company may present adjusted free cash flow, which is free cash flow, adjusted to exclude the cash impact of the special items highlighted below. This number provides information to investors regarding the cash impact of certain items management believes are useful to identify, as described below.

The limitation associated with using FCF is that it adjusts for cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF and adjusted FCF.

The company has presented its income and EPS from continuing operations, operating income and margin, and its corporate expense before special items. Special items include charges and gains related to divestitures, acquisitions, restructurings, impairments, certain changes to accounting methodologies, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes these measures to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. The Company also presents its effective tax rate as adjusted for special items for consistency. One or more of these measures may be used as components in the company’s incentive compensation plans. These measures are useful for investors because they may permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of the special items noted above on the applicable GAAP measure. Operating income and margin before special items do not reflect any additional adjustments that are not reflected in income from continuing operations before special items. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income and margin and operating income and EPS from continuing operations. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results. Tyco provides general corporate services to its segments and those costs are reported in the “Corporate and Other” segment. This segment’s operating income (loss) is presented as “Corporate Expense.”

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words, such as “expect”, “intend”, “will”, “anticipate”, “believe”, “confident”, “continue”, “propose” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements addressing Tyco’s future financial condition and operating results, the health and growth prospects of the industries and end markets in which Tyco operates, Tyco’s intent to spin-off of its flow control and North American residential security businesses, and subsequently merge flow control and Pentair Inc., revenue and growth expectations for the three independent companies following the transactions, the expectation that the transactions will be tax-free, statements regarding the leadership, resources, potential, priorities, and opportunities for the independent companies following the transactions, the expected credit profile of the three independent companies following the transactions, the expected benefits of the transactions to each of the three companies, and the timing of the proposed transactions and events required to effect the transactions. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties, include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact Tyco or the markets and industries in which it competes; failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the proposed transactions; adverse effects on the market price of Tyco’s common stock or operating results because of a failure to complete the proposed transactions; failure to realize the expected benefits of the proposed transactions; significant transaction costs and/or unknown liabilities resulting from the proposed transactions; unanticipated expenses related to the proposed transactions, such as litigation or legal settlement expenses; failure to obtain tax rulings or tax law changes in connection with the proposed transactions; changes in capital market conditions that may affect proposed debt refinancing related to the proposed transactions; the impact of the proposed transactions on the company’s employees, customers and suppliers; future opportunities that Tyco’s board may determine present greater potential to increase shareholder value; and the ability of the companies to operate independently following the proposed transactions. Actual results could differ materially from anticipated results. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2011 and in subsequent filings with the Securities and Exchange Commission. We undertake no duty to update any forward-looking statement to conform this statement to actual results or changes in the company’s expectations, except as required by law.

OTHER IMPORTANT INFORMATION

In connection with the proposed transactions and the merger of Flow Control and Pentair, Inc., a definitive proxy statement for the stockholders of Tyco will be filed with the Securities and Exchange Commission (the “SEC”). Tyco will mail the final proxy statement to its stockholders. BEFORE MAKING ANY VOTING DECISION, TYCO’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders may obtain, without charge, a copy of the proxy statement, as well as other relevant documents containing important information about Tyco at the SEC’s website (http://www.sec.gov/) once such documents are filed with the SEC. You may also read and copy any reports, statements and other information filed by Tyco at the SEC public reference room at 100 F. Street, N.E., Washington DC 20549. Please call the SEC at 1-800-SEC-0330 for further information.

Tyco and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transactions. Information concerning the interests of Tyco’s participants in the solicitation is set forth in Tyco’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the transactions when it becomes available.

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TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Quarters Ended		Nine Months Ended
	June 29,	June 24,	June 29,	June 24,
	2012	2011	2012	2011
Revenue from product sales	$2,480	$2,335	$7,180	$6,960
Service revenue	1,980	1,957	5,841	5,702
Net revenue	$4,460	$4,292	$13,021	$12,662
Cost of product sales	1,692	1,629	4,931	4,870
Cost of services	1,004	1,011	2,984	2,963
Selling, general and administrative expenses	1,293	1,142	3,525	3,364
Separation cost	61	—	159	—
Restructuring, asset impairment and divestiture charges (gains), net	43	35	99	(153)
Operating income	367	475	1,323	1,618
Interest income	6	7	19	25
Interest expense	(63)	(59)	(182)	(184)
Other expense, net	(5)	(3)	(19)	(9)
Income from continuing operations before income taxes	305	420	1,141	1,450
Income tax expense	(53)	(58)	(221)	(278)
Income from continuing operations	252	362	920	1,172
(Loss) income from discontinued operations, net of income taxes	(10)	(4)	(17)	161
Net income	242	358	903	1,333
Less: noncontrolling interest in subsidiaries net income	—	(1)	1	—
Net income attributable to Tyco common shareholders	$242	$359	$902	$1,333

Amounts attributable to Tyco common shareholders:
Income from continuing operations	$252	$363	$919	$1,172
(Loss) income from discontinued operations	(10)	(4)	(17)	161
Net income attributable to Tyco common shareholders	$242	$359	$902	$1,333

Basic earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.54	$0.78	$1.98	$2.46
(Loss) income from discontinued operations	(0.02)	(0.01)	(0.03)	0.34
Net income attributable to Tyco common shareholders	$0.52	$0.77	$1.95	$2.80
Diluted earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.54	$0.76	$1.96	$2.44
(Loss) income from discontinued operations	(0.03)	—	(0.04)	0.33
Net income attributable to Tyco common shareholders	$0.51	$0.76	$1.92	$2.77

Weighted-average number of shares outstanding:
Basic	463	468	463	476
Diluted	470	475	469	481

NOTE:

These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and Quarterly Report on Form 10-Q for the quarter ended March 30, 2012.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarters Ended				Nine Months Ended
	June 29,		June 24,		June 29,		June 24,
	2012		2011		2012		2011
NET REVENUE
Commercial Fire and Security	$2,664		$2,582		$7,706		$7,443
ADT North American Residential	815		782		2,415		2,314
Flow Control	981		928		2,900		2,558
Corporate and Other	—		—		—		347
Total Net Revenue	$4,460		$4,292		$13,021		$12,662

OPERATING INCOME AND MARGIN
Commercial Fire and Security	$309	11.6%	$280	10.8%	$888	11.5%	$806	10.8%
ADT North American Residential	203	24.9%	193	24.7%	587	24.3%	553	23.9%
Flow Control	112	11.4%	103	11.1%	337	11.6%	289	11.3%
Corporate and Other	(257)	N/M	(101)	N/M	(489)	N/M	(30)	N/M
Operating Income and Margin	$367		$475		$1,323		$1,618

TYCO INTERNATIONAL LTD.

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	June 29,	September 30,
	2012	2011
Assets
Cash and cash equivalents	$1,118	$1,390
Accounts receivable, net	2,475	2,400
Inventories	1,552	1,343
Prepaid expenses and other current assets	1,099	896
Deferred income taxes	402	402
Assets held for sale	—	2
Total current assets	6,646	6,433

Property, plant and equipment, net	4,173	4,051
Goodwill	10,029	9,999
Intangible assets, net	3,750	3,628
Other assets	2,470	2,666
Total Assets	$27,068	$26,777

Liabilities and Equity
Short-term debt and current maturities of long-term debt	$16	$2
Accounts payable	1,389	1,278
Accrued and other current liabilities	2,244	2,407
Deferred revenue	686	643
Total current liabilities	4,335	4,330

Long-term debt	4,149	4,146
Deferred revenue	1,150	1,143
Other liabilities	2,912	2,878
Total Liabilities	12,546	12,497

Redeemable noncontrolling interest	106	93

Total Tyco shareholders’ equity	14,400	14,182
Nonredeemable noncontrolling interest	16	5
Total Equity	14,416	14,187
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$27,068	$26,777

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and Quarterly Report on Form 10-Q for the quarter ended March 30, 2012.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Quarters Ended		For the Nine Months Ended
	June 29,	June 24,	June 29,	June 24,
	2012	2011	2012	2011
Cash Flows From Operating Activities:
Net income attributable to Tyco common shareholders	$242	$359	$902	$1,333
Noncontrolling interest in subsidiaries net income	—	(1)	1	—
Loss (income) from discontinued operations, net of income taxes	10	4	17	(161)
Income from continuing operations	252	362	920	1,172
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	346	331	1,021	976
Non-cash compensation expense	28	27	80	86
Deferred income taxes	(4)	(3)	72	119
Provision for losses on accounts receivable and inventory	29	13	90	61
Loss (gain) on divestitures	14	6	17	(227)
Other non-cash items	16	18	77	54
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(103)	(140)	(119)	(183)
Contracts in progress	(25)	6	(34)	(47)
Inventories	(49)	(30)	(233)	(195)
Prepaid expenses and other current assets	(108)	(5)	(137)	(18)
Accounts payable	80	46	83	(53)
Accrued and other liabilities	215	110	(75)	(172)
Deferred Revenue	17	(28)	50	39
Other	68	(5)	18	8
Net cash provided by operating activities	776	708	1,830	1,620
Net cash used in discontinued operating activities	—	—	—	(8)
Cash Flows From Investing Activities:
Capital expenditures	(263)	(187)	(694)	(548)
Proceeds from disposal of assets	6	2	9	7
Acquisition of businesses, net of cash acquired	(12)	(219)	(217)	(228)
Acquisition of dealer generated customer accounts and bulk account purchases	(176)	(172)	(512)	(451)
Divestiture of businesses, net of cash divested	—	5	(4)	711
Other	(5)	(29)	59	(6)
Net cash used in investing activities	(450)	(600)	(1,359)	(515)
Net cash provided by discontinued investing activities	—	—	—	259
Cash Flows From Financing Activities:
Proceeds from issuance of short-term debt	344	161	1,224	161
Repayment of short-term debt	(345)	(121)	(1,225)	(653)
Proceeds from issuance of long-term debt	—	—	—	497
Repayment of long-term debt	(1)	(1)	(3)	(3)
Proceeds from exercise of share options	52	48	140	112
Dividends paid	(115)	(118)	(346)	(342)
Repurchase of common shares by treasury	(200)	(300)	(500)	(1,300)
Transfer (to) from discontinued operations	—	—	—	251
Other	(3)	(1)	(22)	9
Net cash used in financing activities	(268)	(332)	(732)	(1,268)
Net cash used in discontinued financing activities	—	—	—	(251)
Effect of currency translation on cash	(26)	13	(11)	27
Net increase (decrease) in cash and cash equivalents	32	(211)	(272)	(136)
Decrease in cash and cash equivalents from deconsolidation of variable interest entity	—	—	—	(10)
Cash and cash equivalents at beginning of period	1,086	1,840	1,390	1,775
Cash and cash equivalents at end of period	$1,118	$1,629	$1,118	$1,629

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$776	$708	$1,830	$1,620
Sale of accounts receivable	(1)	—	—	—
Capital expenditures, net	(257)	(185)	(685)	(541)
Acquisition of dealer generated customer accounts and bulk account purchases	(176)	(172)	(512)	(451)
Purchase accounting and holdback liabilities	(1)	—	(2)	1
Voluntary pension contributions	—	15	—	15
Free Cash Flow	$341	$366	$631	$644

Reconciliation to “Adjusted Free Cash Flow”:
Free Cash Flow	$341	$366	$631	$644
Cash restructuring costs	23	31	74	86
Cash acquisition/integration costs	—	2	2	13
Cash (receipt) payment from Covidien/TE Connectivity	(3)	—	13	—
Legal legacy settlements	—	—	—	(1)
Separation costs	59	—	114	—
Separation costs-capital expenditures	12	—	12	—
Adjusted Free Cash Flow	$432	$399	$846	$742

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Organic Growth Reconciliation - Revenue

(in millions)

(Unaudited)

		Quarter Ended June 29, 2012
	Net Revenue for the Quarter Ended June 24,	Base Year Adjustments		Adjusted 2012 Base							Net Revenue for the Quarter Ended
	2011	(Divestitures)		Revenue	Foreign Currency		Acquisitions		Organic Revenue (1)		June 29, 2012

Commercial Fire & Security	$2,582	$(14)	-0.5%	$2,568	$(100)	-3.9%	$104	4.0%	$92	3.6%	$2,664	3.2%
ADT North American Residential	782	—	0.0%	782	(2)	-0.3%	—	0.0%	35	4.5%	815	4.2%
Flow Control	928	(6)	-0.6%	922	(51)	-5.5%	21	2.3%	89	9.7%	981	5.7%

Total Net Revenue	$4,292	$(20)	-0.5%	$4,272	$(153)	-3.6%	$125	2.9%	$216	5.1%	$4,460	3.9%

		Nine Months Ended June 29, 2012
	Net Revenue for the Nine Months Ended	Base Year Adjustments		Adjusted 2012 Base							Net Revenue for the Nine Months Ended
	June 24, 2011	(Divestitures)		Revenue	Foreign Currency		Acquisitions		Organic Revenue (1)		June 29, 2012

Commercial Fire & Security	$7,443	$(45)	-0.6%	$7,398	$(142)	-1.9%	$229	3.1%	$221	3.0%	$7,706	3.5%
ADT North American Residential	2,314	—	0.0%	2,314	(3)	-0.1%	—	0.0%	104	4.5%	2,415	4.4%
Flow Control	2,558	(16)	-0.6%	2,542	(55)	-2.2%	73	2.9%	340	13.4%	2,900	13.4%
Total before Corporate & Other	$12,315	$(61)	-0.5%	$12,254	$(200)	-1.6%	$302	2.5%	$665	5.4%	$13,021	5.7%

Corporate and Other (2)	347	(347)	-100.0%	—	—	0.0%	—	0.0%	—	0.0%	—	-100.0%

Total Net Revenue	$12,662	$(408)	-3.2%	$12,254	$(200)	-1.6%	$302	2.4%	$665	5.4%	$13,021	2.8%

(1)           Organic revenue growth percentage based on adjusted 2012 base revenue.

(2)           Corporate and Other includes the former Electrical and Metal Products business which was divested during Q1 2011.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended	Quarter Ended
	June 29, 2012	June 24, 2011

Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$0.54	$0.76

expense / (benefit)

Restructuring, net	0.04	0.04

Acquisition / integration costs	0.01	0.02

(Gains) / losses on divestitures, net	0.03	0.01

Separation costs	0.12	—

Legacy legal items	0.04	—

Change in valuation methodology for asbestos	0.15	—

Tax items	0.08	0.02

Total Before Special Items	$1.01	$0.85

Tyco International Ltd.

For the Quarter Ended June 29, 2012

(in millions, except per share data)

(Unaudited)

expense / (benefit)

	ADT
	North				Commercial
	American		Flow		Fire and		Corporate
	Residential		Control		Security		and Other		Revenue
As Reported Revenue (GAAP)	$815		$981		$2,664		—		$4,460

														Income	Diluted
														from	EPS from
	Operating Income													Continuing	Continuing
	ADT													Operations	Operations
	North				Commercial				Total					Attributable	Attributable
	American		Flow		Fire and		Corporate		Operating		Interest	Other	Income	to Tyco	to Tyco
	Residential	Margin	Control	Margin	Security	Margin	and Other	Margin	Income	Margin	(Expense), net	(Expense), net	Tax (Expense)	Shareholders	Shareholders
As Reported Operating Income (GAAP)	$203	24.9%	$112	11.4%	$309	11.6%	$(257)	N/M	$367	8.2%	$(57)	$(5)	$(53)	$252	$0.54

Restructuring, net			12		14		3		29				(9)	20	0.04

Acquisition / integration costs	2				3				5				(1)	4	0.01

Separation costs							61		61				(4)	57	0.12

Separation costs included in SG&A	3				1				4				(2)	2	—

Separation costs included in interest expense									—		3		(1)	2	—

(Gains) / losses on divestiture, net			6				8		14				(1)	13	0.03

Legacy legal items					29				29				(11)	18	0.04

Change in valuation methodology for asbestos							114		114				(44)	70	0.15

Tax items									—				37	37	0.08

Total Before Special Items	$208	25.5%	$130	13.3%	$356	13.4%	$(71)	N/M	$623	14.0%	$(54)	$(5)	$(89)	$475	$1.01

											Diluted Shares Outstanding				470
											Diluted Shares Outstanding - Before Special Items				470

Tyco International Ltd.

For the Quarter Ended June 24, 2011

(in millions, except per share data)

(Unaudited)

expense / (benefit)

	ADT
	North				Commercial
	American		Flow		Fire and		Corporate
	Residential		Control		Security		and Other		Revenue
Previously Reported Revenue (GAAP)	$782		$928		$2,583				$4,293

Discontinued Operations					(1)				(1)

Recasted (GAAP)	$782		$928		$2,582				$4,292

															Income	Diluted
															from	EPS from
	Operating Income														Continuing	Continuing
	ADT														Operations	Operations
	North				Commercial				Total					Noncontrolling	Attributable	Attributable
	American		Flow		Fire and		Corporate		Operating		Interest	Other	Income	Interest	to Tyco	to Tyco
	Residential	Margin	Control	Margin	Security	Margin	and Other	Margin	Income	Margin	(Expense), net	(Expense), net	Tax (Expense)	(Expense)	Shareholders	Shareholders
As Reported Operating Income (GAAP)	$193	24.7%	$103	11.1%	$280	10.8%	$(101)	N/M	$475	11.1%	$(52)	$(3)	$(58)	$1	$363	$0.76

Restructuring, net	1		2		23		3		29				(10)		19	0.04

Restructuring charges in cost of sales and SG&A					1				1						1	—

(Gains) / losses on divestitures, net					11		(5)		6				(2)		4	0.01

Acquisition costs	5		1		2		1		9				(2)		7	0.02

Tax items													7		7	0.02

Total Before Special Items	$199	25.4%	$106	11.4%	$317	12.3%	$(102)	N/M	$520	12.1%	$(52)	$(3)	$(65)	$1	$401	$0.85

											Diluted Shares Outstanding					475
											Diluted Shares Outstanding - Before Special Items					475